PROXY TABULATOR	To vote by Internet

	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Go to website www.proxyvote.com
	3)	Follow the instructions provided on the website.

To vote by Telephone

	1)	Read the Proxy Statement and have the proxy card below at hand.
	2)	Call 1-800-690-6903
	3)	Follow the instructions.

To vote by Mail

	1)	Read the Proxy Statement.
	2)	Check the appropriate boxes on the proxy card below.
	3)	Sign and date the proxy card.
	4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY
BROWN ADVISORY FUNDS

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" each proposal, and to grant discretionary power to vote upon such other business as may properly come before the Special Meeting.

TO VOTE PROPOSAL IN THE SAME MANNER FOR ALL OF YOUR INVESTMENTS, PLEASE CHECK ONE OF THESE THREE BOXES		FOR 0	AGAINST 0	ABSTAIN 0
To Approve the Agreement and Plan of Reorganization for:
Brown Advisory Growth Equity Fund
Brown Advisory Value Equity Fund
Brown Advisory Flexible Value Fund
Brown Advisory Small-Cap Growth Fund
Brown Cardinal Small Companies Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Opportunity Fund
Brown Advisory Core International Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Intermediate Income Fund
		FOR 0 0 0 0 0 0 0 0 0 0	AGAINST 0 0 0 0 0 0 0 0 0 0	ABSTAIN 0 0 0 0 0 0 0 0 0 0
The undersigned acknowledges receipt with this proxy of a copy of the Notice of the Special Meeting of Shareholders and the Proxy Statement.

Please sign exactly as name appears above. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

PROXY	PROXY

BROWN ADVISORY FUNDS

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 9, 2010

This Proxy is solicited on behalf of the Board of Trustees of the Forum Funds (the “Trust”) on behalf of Brown Advisory Growth Equity Fund, Brown Advisory Value Equity Fund, Brown Advisory Flexible Value Fund, Brown Advisory Small-Cap Growth Fund, Brown Cardinal Small Companies Fund, Brown Advisory Small-Cap Fundamental Value Fund, Brown Advisory Opportunity Fund, Brown Advisory Core International Fund, Brown Advisory Maryland Bond Fund and Brown Advisory Intermediate Income Fund (each a “Fund” and together, the “Brown Advisory Funds”). Revoking any such prior appointments, the undersigned hereby appoints as proxies __________ and ______________ (or, if only one shall act, that one), and each of them (with power of substitution), to vote all shares of the undersigned of the Brown Advisory Funds at the Special Meeting of Shareholders to be held on April 9, 2010, at the offices of the Citigroup Fund Services, LLC, 100 Summer Street, Suite 1500, Boston, Massachusetts 02110, and any adjournment(s) thereof (the “Special Meeting”), with all the power the undersigned would have if personally present.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY

PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN

IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN ON REVERSE SIDE OF THIS CARD